News

 Release

Evans Bancorp, Inc., One Grimsby Drive, Hamburg, NY 14075

IMMEDIATE RELEASE

Robert Miller, President of The Evans Agency, LLC,  Announces Plan  for Retirement Effective March 29, 2019

St. George and Snyder Promoted to New Executive Roles Effective Dec. 1, 2018

HAMBURG, NY, November 13, 2018—Robert Miller, President of The Evans Agency, LLC, an indirect wholly owned subsidiary of Evans Bancorp, Inc. (NYSE  American: EVBN), has given notice of his plans to retire effective  March 29, 2019.

Mr. Miller has been a director of Evans Bancorp, Inc. (“the  Company”) and Evans Bank, N.A. (“the Bank”) since 2001 and  has served as Secretary of the Company and  the Bank since April 2010.  He has served as President of The Evans Agency, LLC, since 2000 and as Executive Vice President of the Bank since 2009. During his 18 years with the  Company, Evans has completed  16 acquisitions, bringing the Agency’s annualized premiums to over $100 million and  revenues to over $10  million.

Effective December 1, 2018, Mr. Miller will move to Chief Executive  Officer of the Agency and assist in the transition as Mark St. George becomes President of The Evans Agency, LLC, responsible for all aspects of the Agency and its business, and as Executive Vice President of  Evans Bank, N.A. With more than thirty years of insurance experience, Mr. St. George joined the Agency  in 2014 and has served as Senior  Vice President since 2017, with responsibility for the overall management of the Agency’s Commercial Lines business, providing leadership and direction  relating  to sales and customer service.

David J. Nasca,  President and  Chief Executive  Officer at  Evans commented, “Twelve  years ago,  Bob was the first member I appointed to my senior leadership team.  During his 18 years with our company, Bob has overseen unprecedented growth of the Agency. As a key player in  the business, Mark has done an extraordinary job  in  overseeing our Commercial Lines business, and  we are confident of his leadership and a smooth transition.”

Mr. Miller will continue  to serve as a director of the Company and the Bank. He was re-elected to a three year term in April  2018 and will not seek re-election  when his term expires in April 2021.

The  Company also announced another executive promotion, with Nicholas Snyder, Senior  Vice President, Controller and Principal  Accounting  Officer, assuming  the new role  of Executive Vice President of Retail  Distribution and Corporate Operations effective December 1. He  will continue his financial responsibilities as Controller until January 1, 2019.  A Certified Public Accountant who began his career as an auditor with KPMG, Mr. Snyder  joined Evans in 2007 and has served in a number of senior level financial roles during his nine years with the Company.

Mr. Nasca added, “Nick is an extremely talented  individual and a strategic executive who will be charged with further leveraging our very capable Retail and  Operations Teams. This new structure will allow us to intensify focus on our expanding retail operation and better scale for continued growth. I am particularly pleased that both of these promotions are  internal and reflect the successful development and advancement of these executives and the recognition of their hard work and success on behalf of the  Company.”

Robert Miller, President of  The Evans Agency, LLC, Announces Plan for Retirement Effective  March 29, 2019 November 13, 2018

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and  the parent company of Evans Bank, N.A.,  a commercial bank with $1.4 billion in assets and $1.2 billion in deposits at September 30, 2018.  Evans is a full-service community bank, with 15 financial centers providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans  Bancorp's wholly owned insurance subsidiary, The Evans Agency, LLC, provides life insurance, employee benefits, and property and casualty  insurance through ten  insurance offices in the Western New York region. Evans Investment  Services provides non-deposit investment products, such as annuities and  mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and  other important information on their  websites, at www.evansbancorp.com  and  www.evansbank.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a    result of new, updated information, future events or otherwise.

For more information, contact:	-OR-
John Connerton Executive Vice President & Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: jconner@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

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